UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 6, 2012

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3001 Colorado Boulevard

Denton, Texas 76210

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (940) 898-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On May 7, 2012, Sally Beauty Holdings, Inc. (the “Company”), investment funds associated with Clayton, Dubilier & Rice, LLC (collectively, the “Selling Stockholders”), and Barclays Capital Inc. (the “Underwriter”) entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Selling Stockholders agreed to sell 15,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to the Underwriter.

The sale of the Common Stock by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-170675) (the “Registration Statement”), including a prospectus supplement dated May 8, 2012 (the “Prospectus Supplement”) to the prospectus contained therein dated November 18, 2010 (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Common Stock by the Selling Stockholders to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

On May 6, 2012, the Company entered into an agreement (the “Repurchase Agreement”) with the Selling Stockholders to repurchase 7,551,444 shares of Common Stock, for $200 million, directly from the Selling Stockholders in a private, non-underwritten transaction at $26.485 per share, which is equal to the public offering price, less the underwriting discount (the “Share Repurchase”).  The Company intends to fund the Share Repurchase primarily with borrowings under its revolving credit facility, as further described in Item 2.03 of this Current Report on Form 8-K, and also from cash on hand.

The closing of the Share Repurchase is contingent on the closing of the public offering and the satisfaction of certain other customary conditions.  The closing of the public offering is not conditioned on the consummation of the Share Repurchase.  The Company expects the Share Repurchase to be consummated, and the public offering to close, on May 11, 2012.

Following the sale by the Selling Stockholders of the Common Stock in the public offering and in the Share Repurchase, the Selling Stockholders will continue to own 23,111,527 shares of Common Stock , or approximately 12.9% of the Company’s outstanding Common Stock.

The foregoing descriptions of the Underwriting Agreement and the Repurchase Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 10, 2012, the Company committed to borrow $160 million under its $400 million, five-year revolving credit facility (the “ABL Facility”) to partially fund the Share Repurchase. For a summary of the material terms of the ABL Facility, including payment and acceleration provisions and covenants, which are incorporated into this Item 2.03 by reference, see Item 2.03 of the Company’s Current Report on Form 8-K filed on November 12, 2010. The annual interest rate on the Company’s current drawdown is 4.5%.

Item 8.01.             Other Events

In connection with the public offering by the Selling Stockholders of the Common Stock, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement, the Base Prospectus and/or the Prospectus Supplement: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K), (ii) the opinion of counsel with respect to the validity of the Common Stock being sold in the offering (Exhibit 5.1 to this Current Report on Form 8-K), and (iii) the Repurchase Agreement (Exhibit 10.1 to this Current Report on Form 8-K).

Item 9.01.             Financial Statements and Exhibits.

(d)                   Exhibits.  The following Exhibits are filed herewith as part of this Current Report on Form 8-K.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 7, 2012, by and among the Company, CDRS Acquisition LLC, CD&R Parallel Fund VII, L.P., and Barclays Capital Inc.

5.1	Legal Opinion of the Company’s Deputy General Counsel.

10.1	Stock Repurchase Agreement, dated as of May 6, 2012, by and among the Company, CDRS Acquisition LLC and CD&R Parallel Fund VII, L.P.

23.1	Consent of the Company’s Deputy General Counsel (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

May 10, 2012	By:	/s/ Matt Haltom
	Name:	Matt Haltom
	Title:	Vice President, Assistant Secretary and Deputy General Counsel

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 7, 2012, by and among the Company, CDRS Acquisition LLC, CD&R Parallel Fund VII, L.P., and Barclays Capital Inc.

5.1	Legal Opinion of the Company’s Deputy General Counsel.

10.1	Stock Repurchase Agreement, dated as of May 6, 2012, by and among the Company, CDRS Acquisition LLC and CD&R Parallel Fund VII, L.P.

23.1	Consent of the Company’s Deputy General Counsel (included as part of Exhibit 5.1).